8-K 1 form8-k.htm


UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 07, 2023


       UHF LOGISTICS GROUP, INC.


(Exact Name of Registrant as Specified in Charter)

Nevada
001-363598
84-2099590
(State or Other Jurisdiction
(Commission
(IRS Employer
of Incorporation)
File Number)
Identification No.)

150 East Palmetto Park Rd, Suite 800, Boca Raton Fl 334323
(Address of Principal Executive Offices)


(561) 465-7580
(Registrant's Telephone Number, Including Area Code)


    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c)) Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ( 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934
( 240.12b-2 of this chapter).


Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
Section 13(a) of the Exchange Act. [X]






Item 1.01.	Entry into a Material Definitive Agreement.

General

      UHF Logistics Group, Inc is pleased to announce various revenue-based material events inclusive of Letters of Intents, in different phrases of execution, from the Entrex Alternative Carbon Offset Producer Program.

      Entrex Alternative Carbon Offset Producer Program is designed in partnership with manufacturers of various products or services which result in tangible reduction of carbon creation through the respective use, typically by the purchaser, of their product or service.

      Entrex provides a no-risk, no cost, turn-key solution to these producers which results in carbon offsets providing new revenue opportunities for the producers and/or their clients - while producing new revenue streams for Entrex.

      Entrex focuses on producer sectors which each represent upwards of an estimated $10,000,000 (Ten Million US Dollars) in annual production of carbon credits. Entrex's relationships today are across various manufacturer sectors including Oil and Gas, Lighting, Insulation, other construction
products and CRE energy management systems.   We expect by the end of the
year to have contracted 10-year revenue opportunities which double our existing projected forestation revenues.

      The Entrex Alternative Carbon Offset Producers program was launched mid-year and marketed through FINRA Broker/Dealers who also introduce Entrex Carbon Market Securities to their global institutional clients.

      The Entrex Market was launched in 2019 and has created a series of regulatory compliant carbon offset securities inclusive of Production Financing Bonds, Annual Carbon Offset Dividend Equity and CarbonEase which is our compliance-grade carbon offsets produced from carbon offset projects across multiple sectors. The Entrex Carbon Market offers a regulatory compliant trading platform to buy, sell and retire carbon offset securities.

The UHF Logistics Group's Entrex Alternative Carbon Producer Program
Agreement

      The Entrex Alternative Carbon Producer Program Agreement establishes a 10 year contractual agreement with various carbon offset producers which are each expected to produce $10,000,000 (ten million) of incremental revenue which is split, pursuant to contract terms, after the return of all production costs to Entrex (et al).

      The intent of the program is to establish new and distinctive carbon offset product from producers to support the demand of quality compliance grade offsets from entities that have alliance with buyers with aligned sectors.

      UHF Logistics Group, Inc has a series of producers are in various stages of executing Letters of Intent or the Entrex Alternative Carbon Producer Program Agreement which are expected to produce a series of unique revenue streams in 2024 and for the future 10 year contract terms.

Item 7.01.	Regulation FD Disclosure.

       On November 7, 2023, the Company issued a press release announcing the foregoing. A copy of the press release is attached hereto as Exhibit
 99.1 and is incorporated herein by reference. The information furnished under this Item 7.01, including the exhibit related thereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

99.1	Press release.
SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2023

UHF LOGISTICS GROUP, INC

By:	  /s/ Stephen H. Watkins
Name:  Stephen H. Watkins
 Title:  Chief Executive Officer